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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AND REPORT ON SCHEDULE

        We consent to the use in this Amendment No. 1 to the Registration Statement No. 333-125652 on Form S-4 of our report dated March 14, 2005, relating to the financial statements of Huntsman International LLC and subsidiaries, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

        Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Huntsman International LLC and subsidiaries, listed in Item 21(b). These financial statement are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

DELOITTE & TOUCHE LLP

Houston, Texas
July 21, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND REPORT ON SCHEDULE